UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

COMMUNITY REDEVELOPMENT INC.

(Exact name of registrant as specified in its charter)

Oklahoma	333-208814	85-2629422
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

20295 29th Place, #200,

Aventura, Fla 33421

(Address of principal executive offices and Zip Code)

866 692-6847

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 9th, the Board of Directors of the Company appointed Mr. Antonio Garfield as President and Director, joining the current Board of Directors.

Garfield Antonio, 53, brings over 30 years of executive experience in real estate development, including as CFO and COO of the Velocity Companies, a mid-Atlantic real estate development company he co-founded. Garfield brings extensive understanding of Municipal financing, TIFs, Planned Community Developments, private placement Bond financing, project permitting, local and regional zoning requirements, construction management and has underwritten the redevelopment of over 2 million square feet of real estate development. Mr. Antonio holds a BS from Delaware State University.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Board of Director’s Resolution Appointing Garfield Antonio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 12th, 2021	COMMUNITY REDEVELOPMENT CORP.

	By:	/s/ Charles Arnold
	Name:	Charles Arnold
	Title:	Chief Executive Officer